Exhibit 99.1

         Benihana Inc. Reports Fiscal Fourth Quarter Results;
  Operating Income before Non-Cash Impairment Charges Increases 34%, with Revenues Ahead 8.1%

    MIAMI--(BUSINESS WIRE)--May 24, 2005--Benihana Inc. (NASDAQ:BNHNA) (NASDAQ:BNHN), operator of one of the nation's largest chains of Asian restaurants, today reported income from operations before a non-cash charge for impaired long-lived assets for the fiscal fourth quarter (12 weeks) ended March 27, 2005 increased 34% to $6.5 million, from $4.9 million in the corresponding year-ago period. The Company reported that it incurred impairment charges of $2.7 million in the fiscal fourth quarter, equal to approximately $0.16 per diluted share. Allowing for the impairment charges, net income for the fiscal quarter amounted to $2.2 million, or $0.22 per diluted share, compared with approximately $2.9 million, or $0.31 per diluted share, a year ago. Earnings per diluted share for the fiscal fourth quarter ended March 27, 2005 and the corresponding year ago period are based on 10,346,000 and 9,166,000 shares, respectively, an increase of 12.9%.
    Total revenues for the fiscal fourth quarter increased 8.1%, to $54.8 million. Gross profit (restaurant sales less cost of food and beverage sales) increased 10.4%, to $41.7 million, with the gross margin improving to 76.6%, from 75.1% a year ago. Fiscal fourth quarter gross profit increased 10% sequentially as well, from $37.9 million in the preceding third fiscal quarter. Restaurant operating profit ("ROP") increased approximately 24%, to $10.7 million from the corresponding year ago period, and was 22.7% higher sequentially. ROP margins year over year improved 250 basis points, to 19.7%, from 17.2%. Marketing, general and administrative expenses increased 2.1%, or approximately $80,000, but as a percentage of total revenues were reduced to 7.2% from 7.7% the fiscal fourth quarter. Litigation costs pertaining to the lawsuit brought by Benihana of Tokyo, Inc. against the Company and certain of its officers and directors for the quarter amounted to $337,000, approximately $0.02 per diluted share.
    FAS 144 requires that long-lived assets be written down to fair market value when the investments in them are not recoverable from the undiscounted cash flows that are expected to be derived from them. The fiscal fourth quarter impairment charges pertained to four restaurants, which, although cash flow positive, are unlikely to return sufficient undiscounted cash flows to recover their respective investments.
    "Operations in the fourth quarter achieved significant progress," said Joel A. Schwartz, President and CEO. "The teppanyaki restaurants benefited from both price increases and greater customer traffic, which speaks well for our flagship brand's continued strong popularity. RA Sushi posted impressive gains, while Haru, which experienced modest growth for the year, is expected to benefit from a new restaurant recently opened in New York City, the concept's sixth in that city. This past year we opened eight new restaurants company-wide and completed the remodeling of two teppanyaki restaurants. Six restaurants are currently under development, and thus our Company's expansion plans, which include identifying new sites for all our concept restaurants, remains on track. Our ongoing efforts to hold costs in line have been successful. With customer counts remaining strong, we are very encouraged regarding the outlook for our business."
    For all of fiscal 2005, operating income before the impairment charge increased 6.7%, to $15.9 million. Net income totaled $7.8 million, or $0.77 per diluted share, including the $2.7 million impairment charges, compared with $9.0 million, or $0.98 per diluted share, in the previous year. Litigation costs pertaining to the lawsuit brought by Benihana of Tokyo, Inc. against the Company and certain of its officers and directors amounted to $2.1 million for the year ($0.13 per diluted share). Total revenue for the 13 periods ended March 27, 2005, amounted to $218.3 million, an increase of 7.6%. Restaurant gross profit for the year totaled $163.4 million, compared with $149.9 million in the previous year, with the gross margin amounting to 75.4% and 74.5%, respectively. ROP for the year increased to $36.6 million, 15.3% greater than fiscal 2004's ROP of $31.7 million.
    Results benefited from solid gains in traffic, stable commodity prices and strong increases in comparable sales. As previously reported, fiscal fourth quarter comparable sales company-wide increased 7.2% and for the year were ahead 5.2%, with all concepts contributing to the yearly gain. For the fiscal fourth quarter, comparable sales at the Benihana restaurants increased 7.5%, Haru's comparable sales were off 2.6% and RA Sushi's comparable sales were up 16.2%. Comparable sales increases accounted for $3.5 million of the increase in total revenues for the fiscal fourth quarter, while new restaurant revenues were largely offset by revenues lost from closed or temporarily closed units. Comparable sales increases represented $10.1 million of the year's improvement in restaurant sales, and new restaurants added $11.6 million, offset by $6.3 million in revenues from permanently or temporarily closed units.
    For the year, customer counts increased 5.8%, to 8.7 million, and in the fiscal fourth quarter rose 6.2%. The average check per person last year was up 2%, to $23.94.
    During the past year, Benihana opened a new teppanyaki restaurant in Carlsbad, CA. Benihana restaurants in San Francisco, CA, and Manhasset, NY, were re-opened after undergoing extensive remodeling. Units in Kendall, FL, and on New York City's East Side were closed permanently due to lease expirations. As previously announced, a teppanyaki restaurant in Anchorage, AL, was purchased from a franchisee. RA Sushi added a unit in Las Vegas, NV, and Haru launched a new restaurant in the Gramercy Park area of New York City. Under development are teppanyaki restaurants in Miramar and Coral Gables, FL; a Haru in Philadelphia, PA; and RA Sushi units in Houston, TX, Palm Beach Gardens, FL and Huntington Beach, CA.
    With strong sales momentum continuing, the Company for the current first quarter (16 weeks) of fiscal 2006, which includes the important Mother's Day holiday, anticipates comparable sales gains of 5.5% to 6.0%. Restaurant opening costs are expected to increase over a year ago. Management expects that net income for the quarter will range between $0.28 and $0.30 per diluted share compared to $0.20 in the same period a year ago.

    About Benihana

    Benihana, now in its 41st year and one of the nation's largest chains of Asian restaurants, currently operates 71 restaurants nationwide, including 56 Benihana teppanyaki restaurants, six Haru sushi restaurants, eight RA Sushi Bar Restaurants and one Doraku restaurant. Under development at present are six restaurants - two Benihana teppanyaki restaurants, one Haru unit and three RA Sushi restaurants. In addition, a total of 22 franchised Benihana teppanyaki restaurants are now open or under development in the U.S. and Latin America.

    Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under Federal Securities Laws. "Forward-looking statements" are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, changes in customers' tastes and preferences, acceptance of the Company's concepts in new locations, obtaining qualified personnel, industry cyclicality, fluctuations in customer demand, the seasonal nature of the business, fluctuations of commodities costs, the ability to complete construction of new units in a timely manner, obtaining governmental permits on a reasonably timely basis, the outcome of litigation including the litigation commenced by Benihana of Tokyo, Inc. and general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release, including the litigation commenced by Benihana of Tokyo, Inc.

    Conference Call Scheduled

    A conference call conducted by Benihana Inc. management will take place on Tuesday, May 24, 2005, at 11:00 a.m. (ET). You may listen over the Internet at http://www.benihana.com. To listen to the live call on the Internet, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software. A replay will be available two hours after the end of the live call, through midnight June 7, 2005. For replay, dial 877-519-4471 and use PIN number 6075038.


Benihana Inc.
Unaudited Consolidated Statements of Operations

                                         Three Periods Ended
                                --------------------------------------
                                (amounts in thousands except per share
                                 data and shares and equivalents
                                 outstanding)

                                 March 27, March 28,
                                   2005      2004    $ Change % Change
                                --------------------------------------
Restaurant sales                  $54,395   $50,261   $4,134    8.2%
Franchise fees and royalties          383       393      (10)  -2.5%
                                --------------------------------------
                                   54,778    50,654    4,124    8.1%
Cost of food and beverage sales    12,745    12,538      207    1.7%
                                --------------------------------------
Gross profit                       41,650    37,723    3,927   10.4%
                                --------------------------------------
Restaurant operating expenses:
Labor and related costs            18,279    17,489      790    4.5%
Restaurant supplies                 1,145       984      161   16.4%
Credit card discounts                 955       850      105   12.4%
Utilities                           1,262     1,171       91    7.8%
Occupancy costs                     3,176     3,114       62    2.0%
Depreciation and amortization       2,489     2,142      347   16.2%
Other restaurant operating
 expenses                           3,620     3,333      287    8.6%
                                --------------------------------------
Total restaurant operating
 expenses                          30,926    29,083    1,843    6.3%
                                --------------------------------------
Restaurant operating profit        10,724     8,640    2,084   24.1%
Restaurant opening costs              637       296      341  115.2%
Impairment charge                   2,668              2,668
Marketing, general and
 administrative expenses            3,942     3,862       80    2.1%
                                --------------------------------------
Income from operations              3,860     4,875   (1,015) -20.8%
Interest expense, net                  56       133      (77) -57.9%
                                --------------------------------------
Income before income taxes and
 minority interest                  3,804     4,742     (938) -19.8%
Income tax provision                1,482     1,725     (243) -14.1%
                                --------------------------------------
Income before minority interest     2,322     3,017     (695) -23.0%
Minority interest                      92       164      (72) -43.9%
                                --------------------------------------
Net income                          2,230     2,853     (623) -21.8%
Less, accretion of issuance
 costs and preferred stock
 dividends                            132                132
                                --------------------------------------
Net income attributable to
 common stockholders               $2,098    $2,853    $(755) -26.5%
Basic earnings per share            $0.23     $0.33   $(0.10) -30.3%
                                ======================================
Diluted earnings per share          $0.22     $0.31   $(0.09) -29.0%
                                ======================================
Shares and equivalents
 outstanding                   10,346,000 9,166,000


                                              Year Ended
                                --------------------------------------
                                (amounts in thousands except per share
                                 data and shares and equivalents
                                 outstanding)

                                 March 27, March 28,
                                   2005      2004    $ Change % Change
                                --------------------------------------
Restaurant sales                 $216,756  $201,335  $15,421    7.7%
Franchise fees and royalties        1,575     1,628      (53)   -3.3%
                                --------------------------------------
                                  218,331   202,963   15,368     7.6%
Cost of food and beverage sales    53,372    51,437    1,935     3.8%
                                --------------------------------------
Gross profit                      163,384   149,898   13,486     9.0%
                                --------------------------------------
Restaurant operating expenses:
Labor and related costs            76,026    71,812    4,214     5.9%
Restaurant supplies                 4,313     3,945      368     9.3%
Credit card discounts               3,871     3,465      406    11.7%
Utilities                           5,239     4,854      385     7.9%
Occupancy costs                    12,830    11,910      920     7.7%
Depreciation and amortization       9,607     8,313    1,294    15.6%
Other restaurant operating
 expenses                          14,939    13,884    1,055     7.6%
                                --------------------------------------
Total restaurant operating
 expenses                         126,825   118,183    8,642     7.3%
                                --------------------------------------
Restaurant operating profit        36,559    31,715    4,844    15.3%
Restaurant opening costs            1,304     2,088     (784)  -37.5%
Impairment charge                   2,668         -    2,668
Marketing, general and
 administrative expenses           20,939    16,362    4,577    28.0%
                                --------------------------------------
Income from operations             13,223    14,893   (1,670)  -11.2%
Interest expense, net                 298       457     (159)  -34.8%
                                --------------------------------------
Income before income taxes and
 minority interest                 12,925    14,436   (1,511)  -10.5%
Income tax provision                4,520     4,821     (301)   -6.2%
                                --------------------------------------
Income before minority interest     8,405     9,615   (1,210)  -12.6%
Minority interest                     585       643      (58)   -9.0%
                                --------------------------------------
Net income                          7,820     8,972   (1,152)  -12.8%
Less, accretion of issuance
 costs and preferred stock
 dividends                            422         -      422
                                --------------------------------------
Net income attributable to
 common stockholders               $7,398    $8,972  $(1,574)  -17.5%
Basic earnings per share            $0.81     $1.01   $(0.20)  -19.8%
                                ======================================
Diluted earnings per share          $0.77     $0.98   $(0.21)  -21.4%
                                ======================================

Shares and equivalents
 outstanding                   10,147,000 9,153,000


Sales and Comparable Sales by
 concept:                                Three Periods ended,
                                 March 27, March 28,
                                   2005      2004    $ Change % Change
Sales by concept:
   Benihana                       $43,653   $40,931   $2,722     6.7%
   Haru                             5,486     5,255      231     4.4%
   RA Sushi                         4,816     3,714    1,102    29.7%
   Sushi Doraku                       440       361       79    21.9%
                                 ----------------------------
Total restaurant sales            $54,395   $50,261   $4,134     8.2%
                                 ============================

Comparable sales by concept:
   Benihana                       $42,588   $39,614   $2,974     7.5%
   Haru                             5,120     5,255     (135)   -2.6%
   RA Sushi                         4,317     3,714      603    16.2%
   Sushi Doraku                       440       361       79    21.9%
                                 ----------------------------
Total restaurant comparable sales $52,465   $48,944   $3,521     7.2%
                                 ============================
                                              Year ended,
                                 March 27, March 28,
Sales by concept:                  2005      2004    $ Change % Change
   Benihana                      $175,045  $166,452   $8,593     5.2%
   Haru                            22,785    21,871      914     4.2%
   RA Sushi                        17,334    11,574    5,760    49.8%
   Sushi Doraku                     1,592     1,438      154    10.7%
                                 ----------------------------
Total restaurant sales           $216,756  $201,335  $15,421     7.7%
                                 ============================

Comparable sales by concept:
   Benihana                      $167,475  $159,521   $7,954     5.0%
   Haru                            22,416    21,871      545     2.5%
   RA Sushi                        13,060    11,574    1,486    12.8%
   Sushi Doraku                     1,592     1,438      154    10.7%
                                 ----------------------------

Total restaurant comparable
 sales                           $204,543  $194,404  $10,139     5.2%
                                 ============================


Margin Analysis:               Three Periods Ended     Year Ended

                               March 27, March 28, March 27, March 28,
                                 2005      2004      2005      2004
Restaurant sales                100.00%   100.00%   100.00%   100.00%
Cost of food and beverage sales  23.43%    24.95%    24.62%    25.55%
                               ---------------------------------------
Gross profit                     76.57%    75.05%    75.38%    74.45%
                               ---------------------------------------
Restaurant operating expenses:
Labor and related costs          33.60%    34.80%    35.07%    35.67%
Restaurant supplies               2.10%     1.96%     1.99%     1.96%
Credit card discounts             1.76%     1.69%     1.79%     1.72%
Utilities                         2.32%     2.33%     2.42%     2.41%
Occupancy costs                   5.84%     6.20%     5.92%     5.92%
Depreciation and amortization     4.58%     4.26%     4.43%     4.13%
Other restaurant operating
 expenses                         6.66%     6.63%     6.89%     6.89%
                               ---------------------------------------
Total restaurant operating
 expenses                        56.85%    57.86%    58.51%    58.70%
                               ---------------------------------------
Restaurant operating profit      19.72%    17.19%    16.87%    15.75%
                               =======================================

    CONTACT: Benihana Inc.
             Joel A. Schwartz/Michael R. Burris, 305-593-0770
              OR
             Corporate Relations:
             Anreder & Company
             Steven Anreder, 212-532-3232